Julius Otto C.P.A.
2845 West Valley Boulevard
Alhambra, CA 91803


March 16, 2000


Office of the Chief Accountant
SECPS Letter File
Securities and Exchange Commission
Mail Stop 9-5
450 5th Street, N. W.
Washington D.C. 20549


I would like to inform you that I have read the disclosures provided by Silver Box Antique Aviation (Commission file number 0-25997) in its filing of form 8-K dated March 20, 2000 and that there are no disagreements regarding the statements made under Item-4 Changes in Registrant's Certifying Accountant.


Sincerely,



/s/ Julius Otto